EXHIBIT 10.30



                           Memorandum of Understanding
                                     between
                              Neptune Society, Inc.
                                       And
                       Private Investment Company, Limited

                                  July _, 2001

    Re: Exchange of Outstanding Promissory Note for 10% Convertible Debenture

This Memorandum of Understanding ("MOU") contains a statement of the preliminary understandings between Neptune Society, Inc., a Florida corporation (the "Company") and Private Investment Company, Limited, a company organized under the laws of the Bahamas ("Holder" and, together with the Company, the "Parties") with regard to the objectives stated below.

                                    Recitals

WHEREAS: The Company has issued to Holder that certain promissory note dated _______ in the initial principal amount of $1,000,000 (the "Note"), which Note becomes due and payable on September 30, 2001; and

WHEREAS: Holder desires to exchange the Note, prior to the maturity thereof, for a convertible debenture (the "Debenture") and the Company desires to issue the Debenture to Holder in exchange for the Note prior to its maturity;

Now, therefore, the Parties hereby agree as follows:

                                    Agreement

1. Material Terms of Debenture. The Parties agree that the material terms of the Debenture issued to Holder upon exchange of the Note will include, without limitation, the following:

     (a) Principal Amount: The original principal amount of the Debenture will be One Million Dollars (U.S.) (U.S.$1,000,000);

     (b) Maturity & Term: The Debenture will become due and payable on September 30, 2004;

     (c) Interest: Interest will accrue on the original Principal Amount at a rate of ten percent (10%) per annum, payable annually on September 30th of each year of the Term;

     (d) Convertibility: The Debenture will be convertible, at any time during the Term at the discretion of the Holder, into shares of the Company's common stock, at a price per share of Six Dollars (U.S.) (U.S.$6.00).


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2. Definitive Documentation. The Parties agree to prepare and execute definitive documentation to effect the exchange of the Note for the Debenture as soon as practicable following the date of this MOU, and no later than September 30, 2001.

3. Counterparts. This LOU may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all counterparts together shall constitute one instrument.


IN WITNESS WHEREOF, the parties have caused this LOU to be executed by their respective authorized representatives as of the latter of the two dates set forth below.

NEPTUNE SOCIETY, INC.:                     PRIVATE INVESTMENT COMPANY,
                                           LIMITED:



By: /s/ Marco Markin                       By: [Illegible]

Marco Markin, CEO                          Name: ------------------------------

Date: -----------------------------
                                           Title: -----------------------------

                                           Date: ------------------------------






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